EXHIBIT 99.1

Contact:	Richard A. Lechleiter

          Executive Vice President and

          Chief Financial Officer

          (502) 596-7734

KINDRED HEALTHCARE REPORTS FIRST QUARTER RESULTS

Reported Results of $0.35 Per Diluted Share Include Charges

of $0.05 Per Share Primarily Related to Cost Saving Activities

Company Maintains Annual Earnings Guidance Range

LOUISVILLE, Ky. (May 1, 2012) – Kindred Healthcare, Inc. (the “Company”) (NYSE:KND) today announced its operating results for the first quarter ended March 31, 2012. The Company’s consolidated financial statements include the operating results of RehabCare Group, Inc. (“RehabCare”) since the closing of the acquisition on June 1, 2011.

First Quarter Highlights:

•	Consolidated revenues rose 33% to $1.6 billion

— RehabCare acquisition added $364 million in current period revenues

•	RehabCare synergy plan continues to track toward $70 million annual goal

•	Hospital results were bolstered by the RehabCare acquisition, volume growth and cost efficiencies

— Reported admissions grew 40% from last year; same-facility admissions grew 2%

— Operating income grew 48% to $161 million

•	Despite growth in nursing center admissions and improved cost management, reimbursement pressures and declining lengths of stay drove operating declines

— Nursing center revenues declined 4% from last year’s first quarter

— Operating income declined 25% to $66 million

•	While recent Medicare changes impaired rehabilitation division’s operating margins compared to last year, operating margins improved from the fourth quarter of 2011

— Successful RehabCare integration activities continue

•	Home health and hospice division reported significant revenue and operating income growth

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Kindred Healthcare Reports First Quarter Results

May 1, 2012

First Quarter Results

Continuing Operations

Consolidated revenues for the first quarter ended March 31, 2012 rose 33% to $1.6 billion compared to $1.2 billion in the first quarter last year. Income from continuing operations for the first quarter of 2012 totaled $18.1 million or $0.35 per diluted share compared to $22.3 million or $0.55 per diluted share in the first quarter last year.

First quarter 2012 operating results included certain pretax charges of $4.6 million related to costs incurred in connection with the closing of a regional office and a long-term acute care (“LTAC”) hospital and transaction-related costs, the effect of which reduced income from continuing operations by $2.8 million or $0.05 per diluted share.

First quarter 2011 operating results included certain charges that reduced income from continuing operations by $4.0 million or $0.10 per diluted share.

Discontinued Operations

During the past few years, the Company has entered into transactions related to the divestiture of unprofitable businesses. For accounting purposes, the historical operating results of these businesses have been classified as discontinued operations in the Company’s consolidated statement of operations for all historical periods.

Management Commentary

Paul J. Diaz, President and Chief Executive Officer of the Company, remarked, “We reported a good start to the year, having successfully stabilized our operations following the significant Medicare reimbursement cuts that took effect in the fourth quarter of 2011. Each of our four operating divisions is focused on the achievement of our clinical and financial goals for 2012 as we continue to execute on our strategic operating plan. Our first quarter results are consistent with our annual earnings expectations and reflect early success in our operating efficiency initiatives and continued realization of synergies in connection with the RehabCare acquisition.”

With respect to the Company’s ongoing development activities, Mr. Diaz noted, “During the first quarter, the Company opened a new 46-bed free-standing inpatient rehabilitation hospital in suburban Houston and signed contracts to manage two acute rehabilitation units. We also acquired a previously leased hospital in southern California for $50 million and deposited $17 million toward the purchase of another leased hospital in Cleveland. In addition, projects to expand and upgrade LTAC hospitals in Dayton, Ohio and Charleston, South Carolina, as well as the replacement of an inpatient rehabilitation hospital in Austin, Texas, are proceeding in line with our plans.”

Proposed Medicare Rule

On April 24, 2012, the Centers for Medicare and Medicaid Services (“CMS”) issued proposed regulations (the “2012 Proposed CMS Rule”) regarding Medicare reimbursement for LTAC hospitals for the fiscal year beginning October 1, 2012.

Included in the 2012 Proposed CMS Rule is (1) a market basket increase to the standard federal payment rate of 3.0%; (2) offsets to the standard federal payment rate mandated by the Patient Protection and Affordable Care Act and the Healthcare Education and Reconciliation

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Kindred Healthcare Reports First Quarter Results

May 1, 2012

Act (collectively, the “ACA”) of: (a) 0.8% to account for the effect of a productivity adjustment, and (b) 0.1% as required by statute; (3) a wage level budget neutrality factor of 0.99903 applied to the adjusted standard federal payment rate; (4) adjustments to area wage indexes; and (5) a decrease in the high cost outlier threshold per discharge to $15,728. Effective December 29, 2012, the 2012 Proposed CMS Rule also would (1) begin a three-year phase-in of a 3.75% budget neutrality adjustment which would reduce LTAC hospital rates by 1.3% in 2013; and (2) restore a payment reduction that would limit payments for very short stay outliers that would reduce the Company’s LTAC hospital payments by approximately 0.5%. The 2012 Proposed CMS Rule also (1) provides for a one-year extension of the existing moratorium on the “25 Percent Rule” pending the results of an ongoing research initiative to re-define the role of LTAC hospitals in the Medicare program, and (2) would allow for the expiration of the current moratorium on the development or expansion of LTAC hospitals on December 29, 2012.

In aggregate, based upon its review of the 2012 Proposed CMS Rule, the Company expects that LTAC Medicare payment rates will be flat in 2013 compared to current rates. The 2012 Proposed CMS Rule does not include the impact of a 2% sequestration payment reduction mandated by Congress that is expected to begin in February 2013.

Mr. Diaz commented that, “The tone and content of the proposed rule is constructive and sets the stage for a continued policy dialogue about the vital role that LTAC hospitals play in the healthcare continuum for the nation’s most medically complex patients. We are particularly encouraged that CMS research supports a path toward certification criteria for LTAC hospitals and we look forward to working with CMS, Congress, MedPAC and our peers to advance a comprehensive solution to policy issues that paves the way for future reforms and also produces Medicare savings.”

Commenting specifically on the proposed rule, Mr. Diaz stated, “We appreciate CMS’s proposal to phase in the one-time budget neutrality adjustment over three years in recognition that a full one-time cut would be destabilizing, particularly in light of an effective zero percent payment update and pending sequestration cuts of 2%. At the same time, we look forward to providing CMS with data demonstrating that the proposed budget neutrality adjustment of 3.75% is too high and is neither necessary nor warranted at that level to achieve budget neutrality.”

Earnings Guidance – Continuing Operations

The Company maintained its earnings guidance for 2012. The earnings guidance provided by the Company excludes the effect of (1) any costs associated with the closing of a regional office and a LTAC hospital, (2) any transaction-related charges, (3) any other reimbursement changes, (4) any acquisitions or divestitures, (5) any impairment charges, or (6) any repurchases of common stock.

The Company expects consolidated revenues for 2012 to approximate $6.3 billion. Operating income, or earnings before interest, income taxes, depreciation, amortization and rent, is expected to range from $868 million to $884 million. Rent expense is expected to approximate $432 million, while depreciation and amortization should approximate $199 million. Net interest expense is expected to approximate $107 million. The Company expects to report income from continuing operations for 2012 between $73 million to $83 million or $1.35 to $1.55 per diluted share (based upon diluted shares of 52.5 million).

The Company also indicated that it expects cash flows from operations in 2012 to range from $240 million to $260 million. Routine capital expenditures in 2012 are expected to range from $130 million to $140 million, including approximately $16 million of expenditures to complete the information systems integration of RehabCare. The Company’s expected routine capital expenditures also include approximately $11 million to upgrade the clinical information systems in its hospital, nursing center and home health businesses.

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Kindred Healthcare Reports First Quarter Results

May 1, 2012

In addition, the projects related to the replacement, expansion and upgrade of its hospitals in Dayton, Ohio, Charleston, South Carolina, and Austin, Texas, will be completed at an aggregate additional cost of approximately $23 million through 2013 (these expenditures are not included in the routine capital spending estimates discussed above).

Webcast of Conference Call

As previously announced, investors and the general public can access a live webcast of the first quarter 2012 conference call through a link on the Company’s website at www.kindredhealthcare.com. The conference call will be held May 2, 2012 at 10:00 a.m. (Eastern Time).

A telephone replay of the conference call will be available at approximately 1:00 p.m. on May 2 by dialing (719) 457-0820, access code: 3349972. The replay will be available through May 11.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) the impact of healthcare reform, which will initiate significant reforms to the United States healthcare system, including potential material changes to the delivery of healthcare services and the reimbursement paid for such services by the government or other third party payors, including reforms resulting from the ACA. Healthcare reform is affecting certain of the Company’s businesses and the Company expects that it will impact all of them in some manner. There is also the possibility that implementation of the provisions expanding health insurance coverage or the entire ACA will be delayed, revised or eliminated as a result of court challenges and efforts to repeal or amend the law. The U.S. Supreme Court has heard oral argument on the constitutionality of the ACA and is expected to reach a decision in 2012. These court proceedings, the 2012 presidential election and pending efforts in the U.S. Congress to repeal, amend or retract funding for various aspects of the ACA create additional uncertainty about the ultimate impact of the ACA, or any portions of the ACA that survive the constitutional challenge, on the Company and the healthcare industry. Due to the substantial regulatory changes that will need to be implemented by CMS and others, the numerous processes required to implement these reforms, and pending judicial review of the ACA, the Company cannot predict which

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Kindred Healthcare Reports First Quarter Results

May 1, 2012

healthcare initiatives will be implemented at the federal or state level, the timing of any such reforms, or the effect such reforms or any other future legislation or regulation will have on the Company’s business, financial position, results of operations and liquidity, (b) the impact of the 2012 Proposed CMS Rule which, among other things, would reduce Medicare reimbursement to the Company’s LTAC hospitals in 2013 and beyond by imposing a budget neutrality adjustment and modifying the short stay outlier rules, (c) the impact of final rules issued by CMS on July 29, 2011 which significantly reduced Medicare reimbursement to nursing centers and changed payments for the provision of group therapy services effective October 1, 2011, (d) the impact of the Budget Control Act of 2011 which will automatically reduce federal spending by approximately $1.2 trillion split evenly between domestic and defense spending. At this time, the Company believes this will result in an automatic 2% reduction on each claim submitted to Medicare beginning February 1, 2013, (e) changes in the reimbursement rates or the methods or timing of payment from third party payors, including commercial payors and the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for LTAC hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for the Company’s LTAC hospitals, nursing and rehabilitation centers, inpatient rehabilitation hospitals and home health and hospice operations, and the expiration of the Medicare Part B therapy cap exception process, (f) the effects of additional legislative changes and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry, (g) the impact of the Medicare, Medicaid and SCHIP Extension Act of 2007 (which was extended by the ACA), including the ability of the Company’s hospitals to adjust to potential LTAC certification, medical necessity reviews and the moratorium on future hospital development, (h) the impact of the Company’s significantly increased levels of indebtedness as a result of the RehabCare acquisition on the Company’s funding costs, operating flexibility and ability to fund ongoing operations, development capital expenditures or other strategic acquisitions with additional borrowings, (i) the Company’s ability to successfully pursue its development activities, including through acquisitions, and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations as and when planned, including the potential impact of unanticipated issues, expenses and liabilities associated with those activities, (j) the potential failure to retain key employees of RehabCare, (k) the failure of the Company’s facilities to meet applicable licensure and certification requirements, (l) the further consolidation and cost containment efforts of managed care organizations and other third party payors, (m) the Company’s ability to meet its rental and debt service obligations, (n) the Company’s ability to operate pursuant to the terms of its debt obligations and comply with its covenants thereunder, and its ability to operate pursuant to its master lease agreements with Ventas, Inc. (NYSE:VTR), (o) the condition of the financial markets, including volatility and weakness in the equity, capital and credit markets, which could limit the availability and terms of debt and equity financing sources to fund the requirements of the Company’s businesses, or which could negatively impact the Company’s investment portfolio, (p) national and regional economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services, (q) the Company’s ability to control costs, particularly labor and employee benefit costs, (r) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel, (s) the Company’s ability to attract and retain key executives and other healthcare personnel, (t) the increase in the costs of defending and insuring against alleged professional liability and other claims and the Company’s ability to predict the estimated costs related to such claims, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes, (u) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional

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Kindred Healthcare Reports First Quarter Results

May 1, 2012

liability and other claims, (v) the Company’s ability to successfully dispose of unprofitable facilities, (w) events or circumstances which could result in the impairment of an asset or other charges, such as the impact of the Medicare reimbursement regulations that resulted in the Company recording significant impairment charges in 2011, (x) changes in generally accepted accounting principles (“GAAP”) or practices, and changes in tax accounting or tax laws (or authoritative interpretations relating to any of these matters), and (y) the Company’s ability to maintain an effective system of internal control over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to the results provided in accordance with GAAP, the Company has provided information in this release to compute certain non-GAAP measurements for the three months ended March 31, 2012 and 2011 before certain charges or on a core basis. A reconciliation of the non-GAAP measurements to the GAAP measurements is included in this press release.

As noted above, the Company’s earnings release includes a financial measure referred to as operating income, or earnings before interest, income taxes, depreciation, amortization and rent. The Company’s management uses operating income as a meaningful measure of operational performance in addition to other measures. The Company uses operating income to assess the relative performance of its operating divisions as well as the employees that operate these businesses. In addition, the Company believes this measurement is important because securities analysts and investors use this measurement to compare the Company’s performance to other companies in the healthcare industry. The Company believes that income from continuing operations is the most comparable GAAP measure. Readers of the Company’s financial information should consider income from continuing operations as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Operating income should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of operating performance. A reconciliation of operating income to income from continuing operations provided in the Condensed Business Segment Data is included in this press release.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-150 private employer in the United States, is a healthcare services company based in Louisville, Kentucky with annual revenues of $6 billion and approximately 76,100 employees in 46 states. At March 31, 2012, Kindred through its subsidiaries provided healthcare services in 2,142 locations, including 120 long-term acute care hospitals, six inpatient rehabilitation hospitals, 224 nursing and rehabilitation centers, 26 sub-acute units, 52 hospice and home care locations, 100 inpatient rehabilitation units (hospital-based) and a contract rehabilitation services business, RehabCare, which served 1,614 non-affiliated facilities. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for four years in a row, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com.

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Kindred Healthcare Reports First Quarter Results

May 1, 2012

KINDRED HEALTHCARE, INC.

Financial Summary

(Unaudited)

(In thousands, except per share amounts)

	Three months ended
	March 31,
	2012	2011
Revenues	$1,579,970	$1,192,421

Income from continuing operations	$18,532	$22,276
Income (loss) from discontinued operations, net of income taxes	110	(179)

Net income	18,642	22,097
Earnings attributable to noncontrolling interests	(451)	—

Income attributable to Kindred	$18,191	$22,097

Amounts attributable to Kindred stockholders:
Income from continuing operations	$18,081	$22,276
Income (loss) from discontinued operations	110	(179)

Net income	$18,191	$22,097

Earnings per common share:
Basic:
Income from continuing operations	$0.35	$0.56
Income (loss) from discontinued operations	—	—

Net income	$0.35	$0.56

Diluted:
Income from continuing operations	$0.35	$0.55
Income (loss) from discontinued operations	—	—

Net income	$0.35	$0.55

Shares used in computing earnings per common share:
Basic	51,603	39,035
Diluted	51,638	39,543

Kindred Healthcare Reports First Quarter Results

May 1, 2012

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended
	March 31,
	2012	2011
Revenues	$1,579,970	$1,192,421

Salaries, wages and benefits	945,302	678,695
Supplies	111,295	90,022
Rent	107,968	91,453
Other operating expenses	310,964	259,369
Other income	(2,748)	(2,785)
Impairment charges	867	—
Depreciation and amortization	48,690	32,549
Interest expense	26,578	5,728
Investment income	(292)	(495)

	1,548,624	1,154,536

Income from continuing operations before income taxes	31,346	37,885
Provision for income taxes	12,814	15,609

Income from continuing operations	18,532	22,276
Income (loss) from discontinued operations, net of income taxes	110	(179)

Net income	18,642	22,097
Earnings attributable to noncontrolling interests	(451)	—

Income attributable to Kindred	$18,191	$22,097

Amounts attributable to Kindred stockholders:
Income from continuing operations	$18,081	$22,276
Income (loss) from discontinued operations	110	(179)

Net income	$18,191	$22,097

Earnings per common share:
Basic:
Income from continuing operations	$0.35	$0.56
Income (loss) from discontinued operations	—	—

Net income	$0.35	$0.56

Diluted:
Income from continuing operations	$0.35	$0.55
Income (loss) from discontinued operations	—	—

Net income	$0.35	$0.55

Shares used in computing earnings per common share:
Basic	51,603	39,035
Diluted	51,638	39,543

Kindred Healthcare Reports First Quarter Results

May 1, 2012

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except per share amounts)

	March 31,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$40,137	$41,561
Cash - restricted	5,327	5,551
Insurance subsidiary investments	74,462	70,425
Accounts receivable less allowance for loss	1,044,401	994,700
Inventories	31,155	31,060
Deferred tax assets	19,911	17,785
Income taxes	7,689	39,513
Other	40,186	32,687

	1,263,268	1,233,282
Property and equipment	2,053,326	1,975,063
Accumulated depreciation	(956,871)	(916,022)

	1,096,455	1,059,041
Goodwill	1,084,716	1,084,655
Intangible assets less accumulated amortization	441,824	447,207
Assets held for sale	4,671	5,612
Insurance subsidiary investments	120,184	110,227
Other	222,054	198,469

Total assets	$4,233,172	$4,138,493

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$205,835	$216,801
Salaries, wages and other compensation	380,981	407,493
Due to third party payors	28,330	37,306
Professional liability risks	45,257	46,010
Other accrued liabilities	131,339	130,693
Long-term debt due within one year	10,415	10,620

	802,157	848,923
Long-term debt	1,648,071	1,531,882
Professional liability risks	223,344	217,717
Deferred tax liabilities	17,313	17,955
Deferred credits and other liabilities	196,089	191,771

Noncontrolling interests-redeemable	9,532	9,704

Equity:
Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 52,900 shares - March 31, 2012 and 52,116 shares - December 31, 2011	13,225	13,029
Capital in excess of par value	1,135,917	1,138,189
Accumulated other comprehensive loss	(694)	(1,469)
Retained earnings	157,363	139,172

	1,305,811	1,288,921
Noncontrolling interests-nonredeemable	30,855	31,620

Total equity	1,336,666	1,320,541

Total liabilities and equity	$4,233,172	$4,138,493

Kindred Healthcare Reports First Quarter Results

May 1, 2012

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Three months ended
	March 31,
	2012	2011
Cash flows from operating activities:
Net income	$18,642	$22,097
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	48,690	32,549
Amortization of stock-based compensation costs	1,802	2,644
Amortization of deferring financing costs	2,357	846
Provision for doubtful accounts	7,496	5,830
Deferred income taxes	(3,662)	(730)
Impairment charges	867	—
Other	426	(476)
Change in operating assets and liabilities:
Accounts receivable	(57,197)	(36,640)
Inventories and other assets	(15,905)	(3,525)
Accounts payable	(9,550)	(12,348)
Income taxes	30,502	40,623
Due to third party payors	(8,976)	(3,022)
Other accrued liabilities	(18,917)	(1,412)

Net cash provided by (used in) operating activities	(3,425)	46,436

Cash flows from investing activities:
Routine capital expenditures	(22,106)	(24,718)
Development capital expenditures	(10,622)	(11,109)
Acquisitions	(50,448)	(8,027)
Acquisition deposit	(16,866)	—
Sale of assets	1,110	1,714
Purchase of insurance subsidiary investments	(13,773)	(7,817)
Sale of insurance subsidiary investments	14,006	18,656
Net change in insurance subsidiary cash and cash equivalents	(13,123)	(1,300)
Change in other investments	269	1,000
Other	(749)	132

Net cash used in investing activities	(112,302)	(31,469)

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	515,400	445,200
Repayment of borrowings under revolving credit	(397,000)	(460,200)
Repayment of other long-term debt	(2,666)	(22)
Payment of deferred financing costs	(43)	(417)
Cash distributed to noncontrolling interests	(1,388)	—
Issuance of common stock	—	1,415
Other	—	389

Net cash provided by (used in) financing activities	114,303	(13,635)

Change in cash and cash equivalents	(1,424)	1,332
Cash and cash equivalents at beginning of period	41,561	17,168

Cash and cash equivalents at end of period	$40,137	$18,500

Kindred Healthcare Reports First Quarter Results

May 1, 2012

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

						First
	2011 Quarters					Quarter
	First	Second	Third	Fourth	Year	2012
Revenues	$1,192,421	$1,292,592	$1,514,062	$1,522,688	$5,521,763	$1,579,970

Salaries, wages and benefits	678,695	765,133	900,570	911,417	3,255,815	945,302
Supplies	90,022	96,718	107,514	107,760	402,014	111,295
Rent	91,453	95,677	105,511	106,616	399,257	107,968
Other operating expenses	259,369	287,132	305,305	312,674	1,164,480	310,964
Other income	(2,785)	(2,880)	(2,815)	(2,711)	(11,191)	(2,748)
Impairment charges	—	—	26,712	102,569	129,281	867
Depreciation and amortization	32,549	37,871	46,947	48,227	165,594	48,690
Interest expense	5,728	23,157	25,790	26,244	80,919	26,578
Investment income	(495)	(257)	(37)	(242)	(1,031)	(292)

	1,154,536	1,302,551	1,515,497	1,612,554	5,585,138	1,548,624

Income (loss) from continuing operations before income taxes	37,885	(9,959)	(1,435)	(89,866)	(63,375)	31,346
Provision (benefit) for income taxes	15,609	(3,419)	(2,342)	(16,952)	(7,104)	12,814

Income (loss) from continuing operations	22,276	(6,540)	907	(72,914)	(56,271)	18,532
Income (loss) from discontinued operations, net of income taxes	(179)	587	1,119	1,025	2,552	110

Net income (loss)	22,097	(5,953)	2,026	(71,889)	(53,719)	18,642
(Earnings) loss attributable to noncontrolling interests	—	421	(241)	58	238	(451)

Income (loss) attributable to Kindred	$22,097	$(5,532)	$1,785	$(71,831)	$(53,481)	$18,191

Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations	$22,276	$(6,119)	$666	$(72,856)	$(56,033)	$18,081
Income (loss) from discontinued operations	(179)	587	1,119	1,025	2,552	110

Net income (loss)	$22,097	$(5,532)	$1,785	$(71,831)	$(53,481)	$18,191

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$0.56	$(0.14)	$0.01	$(1.42)	$(1.21)	$0.35
Income (loss) from discontinued operations	—	0.01	0.02	0.02	0.05	—

Net income (loss)	$0.56	$(0.13)	$0.03	$(1.40)	$(1.16)	$0.35

Diluted:
Income (loss) from continuing operations	$0.55	$(0.14)	$0.01	$(1.42)	$(1.21)	$0.35
Income (loss) from discontinued operations	—	0.01	0.02	0.02	0.05	—

Net income (loss)	$0.55	$(0.13)	$0.03	$(1.40)	$(1.16)	$0.35

Shares used in computing earnings (loss) per common share:
Basic	39,035	43,231	51,329	51,335	46,280	51,603
Diluted	39,543	43,231	51,406	51,335	46,280	51,638

Kindred Healthcare Reports First Quarter Results

May 1, 2012

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

(In thousands)

						First
	2011 Quarters					Quarter
	First	Second	Third	Fourth	Year	2012
Revenues:
Hospital division	$558,974	$593,425	$684,781	$712,812	$2,549,992	$765,823
Nursing center division	567,472	568,199	571,226	547,202	2,254,099	544,319
Rehabilitation division:
Skilled nursing rehabilitation services	114,618	161,246	252,574	246,720	775,158	255,451
Hospital rehabilitation services	22,490	38,291	69,811	70,232	200,824	74,369

	137,108	199,537	322,385	316,952	975,982	329,820

Home health and hospice division	8,038	10,828	15,419	26,451	60,736	28,432

	1,271,592	1,371,989	1,593,811	1,603,417	5,840,809	1,668,394
Eliminations:
Skilled nursing rehabilitation services	(57,081)	(57,587)	(57,922)	(57,087)	(229,677)	(58,433)
Hospital rehabilitation services	(21,225)	(20,706)	(20,528)	(22,167)	(84,626)	(28,317)
Nursing and rehabilitation centers	(865)	(1,104)	(1,299)	(1,475)	(4,743)	(1,674)

	(79,171)	(79,397)	(79,749)	(80,729)	(319,046)	(88,424)

	$1,192,421	$1,292,592	$1,514,062	$1,522,688	$5,521,763	$1,579,970

Income (loss) from continuing operations:
Operating income (loss):
Hospital division	$108,385	$108,465	$125,701	$144,891	$487,442	$160,669	(a)
Nursing center division	87,350	93,532	89,592	67,791	338,265	65,533
Rehabilitation division:
Skilled nursing rehabilitation services	9,159	15,978	27,575	13,204	65,916	14,193
Hospital rehabilitation services	5,332	8,033	15,606	14,760	43,731	16,116

	14,491	24,011	43,181	27,964	109,647	30,309

Home health and hospice division	(10)	(447)	1,107	2,453	3,103	2,341
Corporate:
Overhead	(38,315)	(43,801)	(48,806)	(43,878)	(174,800)	(42,728)
Insurance subsidiary	(602)	(420)	(750)	(534)	(2,306)	(482)

	(38,917)	(44,221)	(49,556)	(44,412)	(177,106)	(43,210)
Impairment charges	—	—	(26,712)	(102,569)	(129,281)	(867)
Transaction costs	(4,179)	(34,851)	(6,537)	(5,139)	(50,706)	(485)

Operating income	167,120	146,489	176,776	90,979	581,364	214,290
Rent	(91,453)	(95,677)	(105,511)	(106,616)	(399,257)	(107,968	)(b)
Depreciation and amortization	(32,549)	(37,871)	(46,947)	(48,227)	(165,594)	(48,690)
Interest, net	(5,233)	(22,900)	(25,753)	(26,002)	(79,888)	(26,286)

Income (loss) from continuing operations before income taxes	37,885	(9,959)	(1,435)	(89,866)	(63,375)	31,346
Provision (benefit) for income taxes	15,609	(3,419)	(2,342)	(16,952)	(7,104)	12,814

	$22,276	$(6,540)	$907	$(72,914)	$(56,271)	$18,532

(a)	Includes severance ($2.0 million) and other miscellaneous costs ($0.3 million) incurred in connection with the closing of a regional office and a LTAC hospital.
(b)	Includes a lease cancellation charge of $1.8 million incurred in connection with the closing of a LTAC hospital.

Kindred Healthcare Reports First Quarter Results

May 1, 2012

KINDRED HEALTHCARE, INC.

Condensed Consolidating Statement of Operations

(Unaudited)

(In thousands)

	First Quarter 2012
			Rehabilitation division
	Hospital division (a,b)	Nursing center division	Skilled nursing services	Hospital services	Total	Home health and hospice	Corporate	Transaction- related costs	Eliminations	Consolidated
Revenues	$765,823	$544,319	$255,451	$74,369	$329,820	$28,432	$—	$—	$(88,424)	$1,579,970

Salaries, wages and benefits	339,156	269,038	232,138	53,731	285,869	21,291	29,979	—	(31)	945,302
Supplies	82,476	26,724	799	54	853	1,033	209	—	—	111,295
Rent	55,367	49,938	1,392	78	1,470	615	578	—	—	107,968
Other operating expenses	183,522	183,024	8,321	4,468	12,789	3,767	15,770	485	(88,393)	310,964
Other income	—	—	—	—	—	—	(2,748)	—	—	(2,748)
Impairment charges	304	563	—	—	—	—	—	—	—	867
Depreciation and amortization	22,603	12,741	2,628	2,324	4,952	898	7,496	—	—	48,690
Interest expense	306	28	—	—	—	—	26,244	—	—	26,578
Investment income	(8)	(18)	(1)	—	(1)	—	(265)	—	—	(292)

	683,726	542,038	245,277	60,655	305,932	27,604	77,263	485	(88,424)	1,548,624

Income from continuing operations before income taxes	$82,097	$2,281	$10,174	$13,714	$23,888	$828	$(77,263)	$(485)	$—	31,346

Provision for income taxes										12,814

Income from continuing operations										$18,532

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$10,345	$4,229	$326	$46	$372	$751	$6,409	$—	$—	$22,106
Development	9,949	673	—	—	—	—	—	—	—	10,622

	$20,294	$4,902	$326	$46	$372	$751	$6,409	$—	$—	$32,728

	First Quarter 2011
			Rehabilitation division
	Hospital division	Nursing center division	Skilled nursing services	Hospital services	Total	Home health and hospice	Corporate	Transaction- related costs	Eliminations	Consolidated
Revenues	$558,974	$567,472	$114,618	$22,490	$137,108	$8,038	$—	$—	$(79,171)	$1,192,421

Salaries, wages and benefits	253,062	273,170	101,886	16,637	118,523	6,308	27,666	—	(34)	678,695
Supplies	61,847	27,125	511	26	537	370	143	—	—	90,022
Rent	40,299	49,384	1,509	28	1,537	189	44	—	—	91,453
Other operating expenses	135,680	179,827	3,062	495	3,557	1,370	13,893	4,179	(79,137)	259,369
Other income	—	—	—	—	—	—	(2,785)	—	—	(2,785)
Depreciation and amortization	14,278	11,793	654	97	751	105	5,622	—	—	32,549
Interest expense	—	29	—	—	—	—	3,700	1,999	—	5,728
Investment income	(1)	(20)	(1)	—	(1)	—	(473)	—	—	(495)

	505,165	541,308	107,621	17,283	124,904	8,342	47,810	6,178	(79,171)	1,154,536

Income (loss) from continuing operations before income taxes	$53,809	$26,164	$6,997	$5,207	$12,204	$(304)	$(47,810)	$(6,178)	$—	37,885

Provision for income taxes										15,609

Income from continuing operations										$22,276

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$12,144	$8,155	$235	$25	$260	$20	$4,139	$—	$—	$24,718
Development	7,777	3,322	—	—	—	10	—	—	—	11,109

	$19,921	$11,477	$235	$25	$260	$30	$4,139	$—	$—	$35,827

(a)	Includes severance ($2.0 million) in salaries, wages and benefits and other miscellaneous costs ($0.3 million) in other operating expenses incurred in connection with the closing of a regional office and a LTAC hospital.
(b)	Includes a lease cancellation charge of $1.8 million in rent expense incurred in connection with the closing of a LTAC hospital

Kindred Healthcare Reports First Quarter Results

May 1, 2012

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

						First
	2011 Quarters					Quarter
	First	Second	Third	Fourth	Year	2012
Hospital division data:
End of period data:
Number of hospitals:
Long-term acute care	89	120	120	121		120
Inpatient rehabilitation	—	5	5	5		6

	89	125	125	126		126

Number of licensed beds:
Long-term acute care	6,889	8,609	8,597	8,597		8,510
Inpatient rehabilitation	—	183	183	183		229

	6,889	8,792	8,780	8,780		8,739

Revenue mix %:
Medicare	60	60	60	62	60	62
Medicaid	8	8	8	7	8	6
Medicare Advantage	10	10	10	10	10	10
Commercial insurance and other	22	22	22	21	22	22

Admissions:
Medicare	8,504	8,913	11,002	11,682	40,101	12,400
Medicaid	1,085	1,163	1,236	1,163	4,647	1,025
Medicare Advantage	1,172	1,348	1,609	1,549	5,678	1,782
Commercial insurance and other	2,282	2,290	2,669	2,853	10,094	3,081

	13,043	13,714	16,516	17,247	60,520	18,288

Admissions mix %:
Medicare	65	65	67	68	66	68
Medicaid	8	8	7	7	8	5
Medicare Advantage	9	10	10	9	9	10
Commercial insurance and other	18	17	16	16	17	17

Patient days:
Medicare	219,213	237,257	275,561	285,358	1,017,389	304,795
Medicaid	45,650	45,746	48,911	48,648	188,955	45,058
Medicare Advantage	35,639	39,503	47,819	47,738	170,699	51,129
Commercial insurance and other	70,522	72,759	83,375	84,677	311,333	89,305

	371,024	395,265	455,666	466,421	1,688,376	490,287

Average length of stay:
Medicare	25.8	26.6	25.0	24.4	25.4	24.6
Medicaid	42.1	39.3	39.6	41.8	40.7	44.0
Medicare Advantage	30.4	29.3	29.7	30.8	30.1	28.7
Commercial insurance and other	30.9	31.8	31.2	29.7	30.8	29.0
Weighted average	28.4	28.8	27.6	27.0	27.9	26.8

Kindred Healthcare Reports First Quarter Results

May 1, 2012

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2011 Quarters					First Quarter
	First	Second	Third	Fourth	Year	2012
Hospital division data (continued):
Revenues per admission:
Medicare	$39,439	$40,089	$37,408	$37,643	$38,503	$38,491
Medicaid	42,432	41,576	40,720	44,618	42,309	45,868
Medicare Advantage	46,217	42,708	43,616	46,154	44,630	42,632
Commercial insurance and other	54,065	56,850	57,216	52,465	55,078	53,733
Weighted average	42,856	43,271	41,462	41,330	42,135	41,876

Revenues per patient day:
Medicare	$1,530	$1,506	$1,494	$1,541	$1,518	$1,566
Medicaid	1,009	1,057	1,029	1,067	1,041	1,043
Medicare Advantage	1,520	1,457	1,468	1,498	1,485	1,486
Commercial insurance and other	1,749	1,789	1,832	1,768	1,786	1,854
Weighted average	1,507	1,501	1,503	1,528	1,510	1,562

Medicare case mix index (discharged patients only)	1.21	1.22	1.17	1.14	1.18	1.17

Average daily census	4,122	4,344	4,953	5,070	4,626	5,388
Occupancy %	68.7	65.5	62.6	63.5	64.8	67.4

Annualized employee turnover %	21.2	22.1	21.4	20.3		21.8

Nursing center division data:
End of period data:
Number of facilities:
Nursing and rehabilitation centers:
Owned or leased	220	220	220	220		220
Managed	4	4	4	4		4
Assisted living facilities	6	6	6	6		6

	230	230	230	230		230

Number of licensed beds:
Nursing and rehabilitation centers:
Owned or leased	26,767	26,687	26,687	26,663		26,663
Managed	485	485	485	485		485
Assisted living facilities	413	413	413	413		413

	27,665	27,585	27,585	27,561		27,561

Revenue mix %:
Medicare	38	37	36	33	36	34
Medicaid	37	38	38	40	38	39
Medicare Advantage	7	7	7	7	7	8
Private and other	18	18	19	20	19	19

Patient days (a):
Medicare	370,395	358,760	345,362	334,156	1,408,673	342,567
Medicaid	1,232,620	1,229,517	1,255,418	1,248,442	4,965,997	1,218,903
Medicare Advantage	97,460	94,483	95,751	95,730	383,424	101,312
Private and other	425,414	435,667	436,074	441,362	1,738,517	422,983

	2,125,889	2,118,427	2,132,605	2,119,690	8,496,611	2,085,765

(a)	Excludes managed facilities.

Kindred Healthcare Reports First Quarter Results

May 1, 2012

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

						First
	2011 Quarters					Quarter
	First	Second	Third	Fourth	Year	2012
Nursing center division data (continued):
Patient day mix % (a):
Medicare	17	17	16	16	17	16
Medicaid	58	58	59	59	58	59
Medicare Advantage	5	4	5	4	5	5
Private and other	20	21	20	21	20	20

Revenues per patient day (a):
Medicare Part A	$537	$544	$550	$491	$531	$484
Total Medicare (including Part B)	579	589	599	544	578	536
Medicaid	172	173	174	176	174	176
Medicaid (net of provider taxes) (b)	155	156	155	156	156	156
Medicare Advantage	416	420	421	405	415	407
Private and other	235	240	243	241	240	248
Weighted average	267	268	268	258	265	261

Average daily census (a)	23,621	23,279	23,180	23,040	23,278	22,920
Admissions (a)	20,619	20,143	20,118	19,914	80,794	20,863
Occupancy % (a)	86.9	85.9	85.5	85.1	85.9	84.7
Medicare average length of stay (a)	32.9	33.4	33.0	32.1	32.8	31.8

Annualized employee turnover %	37.8	39.8	40.2	39.2		36.9

Rehabilitation division data:
Skilled nursing rehabilitation services:
Revenue mix %:
Company-operated	50	36	23	23	30	23
Non-affiliated	50	64	77	77	70	77
Sites of service (at end of period)	641	1,848	1,835	1,774		1,722
Revenue per site	$178,812	$137,316	$137,643	$139,077	$592,848	$148,346
Therapist productivity %	80.6	81.6	80.5	80.1	80.4	80.3
Hospital rehabilitation services:
Revenue mix %:
Company-operated	94	54	29	32	42	38
Non-affiliated	6	46	71	68	58	62

Sites of service (at end of period):
Inpatient rehabilitation units	1	104	102	102		100
LTAC hospitals	93	97	99	115		125
Sub-acute units	8	22	23	25		19
Outpatient units	12	119	114	115		111
Other	5	8	7	8		5

	119	350	345	365		360

Revenue per site	$188,989	$199,661	$202,352	$192,410	$783,412	$206,580

Annualized employee turnover %	14.5	17.1	16.5	16.5		19.6

(a)	Excludes managed facilities.
(b)	Provider taxes are recorded in other operating expenses for all periods presented.

Kindred Healthcare Reports First Quarter Results

May 1, 2012

KINDRED HEALTHCARE, INC.

Earnings Per Common Share Reconciliation (a)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended March 31,
	2012		2011
	Basic	Diluted	Basic	Diluted
Earnings:
Income from continuing operations:
As reported in Statement of Operations	$18,081	$18,081	$22,276	$22,276
Allocation to participating unvested restricted stockholders	(247)	(247)	(428)	(423)

Available to common stockholders	$17,834	$17,834	$21,848	$21,853

Income (loss) from discontinued operations, net of income taxes:
As reported in Statement of Operations	$110	$110	$(179)	$(179)
Allocation to participating unvested restricted stockholders	(1)	(1)	3	3

Available to common stockholders	$109	$109	$(176)	$(176)

Net income:
As reported in Statement of Operations	$18,191	$18,191	$22,097	$22,097
Allocation to participating unvested restricted stockholders	(248)	(248)	(425)	(420)

Available to common stockholders	$17,943	$17,943	$21,672	$21,677

Shares used in the computation:
Weighted average shares outstanding - basic computation	51,603	51,603	39,035	39,035

Dilutive effect of employee stock options		35		508

Adjusted weighted average shares outstanding - diluted computation		51,638		39,543

Earnings per common share:
Income from continuing operations	$0.35	$0.35	$0.56	$0.55
Income (loss) from discontinued operations	—	—	—	—

Net income	$0.35	$0.35	$0.56	$0.55

(a)	Earnings per common share are based upon the weighted average number of common shares outstanding during the respective periods. The diluted calculation of earnings per common share includes the dilutive effect of stock options. The Company follows the provisions of the authoritative guidance for determining whether instruments granted in share-based payment transactions are participating securities, which requires that certain unvested restricted stock be included as a participating security in the basic and diluted earnings per common share calculation pursuant to the two-class method.

Kindred Healthcare Reports First Quarter Results

May 1, 2012

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results

(Unaudited)

(In thousands, except per share amounts and statistics)

In addition to the results provided in accordance with GAAP, the Company has provided information in this release to compute certain non-GAAP measurements for the three months ended March 31, 2012 and 2011 before certain charges or on a core basis. The charges that were excluded from core operating results for the three months ended March 31, 2012 relate to severance costs, a lease cancellation charge and other miscellaneous costs in connection with the closing of a regional office and a LTAC hospital, and transaction costs. The charges that were excluded from core operating results for the three months ended March 31, 2011 relate to transaction and financing costs.

The use of these non-GAAP measurements are not intended to replace the presentation of the Company's financial results in accordance with GAAP. The Company believes that the presentation of core operating results provides additional information to investors to facilitate the comparison between periods by excluding certain charges for the three months ended March 31, 2012 and 2011 that the Company believes are not representative of its ongoing operations due to the materiality and nature of the charges. The Company's core operating results also represent a key performance measure for the purposes of evaluating performance internally.

	Three months ended
	March 31,
	2012	2011
Detail of charges:
Severance and other miscellaneous costs	($2,344)	$—
Lease cancellation charge	(1,750)	—
Transaction costs	(485)	(4,179)
Financing costs (in connection with RehabCare acquisition)	—	(1,999)

	(4,579)	(6,178)
Income tax benefit	1,774	2,223

Charges net of income taxes	(2,805)	(3,955)
Allocation to participating unvested restricted stockholders	38	75

Available to common stockholders	($2,767)	($3,880)

Weighted average diluted shares outstanding	51,638	39,543

Diluted loss per common share related to charges	($0.05)	($0.10)

Reconciliation of income from continuing operations before charges:
Income from continuing operations before charges	$20,886	$26,231
Charges	(2,805)	(3,955)

Reported income from continuing operations	$18,081	$22,276

Reconciliation of diluted earnings per common share from continuing operations before charges:
Diluted earnings per common share before charges (a)	$0.40	$0.65
Charges	(0.05)	(0.10)

Reported diluted earnings per common share	$0.35	$0.55

Reconciliation of effective income tax rate before charges:
Effective income tax rate before charges	40.6%	40.5%
Impact on effective income tax rate as a result of charges	0.3%	0.7%

Reported effective income tax rate	40.9%	41.2%

(a)	For purposes of computing diluted earnings per common share before charges, income from continuing operations before charges was reduced by $0.3 million and $0.5 million for the three months ended March 31, 2012 and 2011, respectively, for the allocation of income to participating unvested restricted stockholders.

Kindred Healthcare Reports First Quarter Results

May 1, 2012

KINDRED HEALTHCARE, INC.

Reconciliation of Earnings Guidance for 2012 - Continuing Operations (a)

(Unaudited)

(In millions, except per share amounts)

	As of May 1, 2012		As of February 23, 2012
	Low	High	Low	High
Operating income	$868	$884	$868	$884

Rent	432	432	434	434
Depreciation and amortization	199	199	197	197
Interest, net	107	107	107	107

Income from continuing operations before income taxes	130	146	130	146
Provision for income taxes	54	60	54	60

Income from continuing operations	76	86	76	86
Earnings attributable to noncontrolling interests	(3)	(3)	(3)	(3)

Income from continuing operations attributable to the Company	73	83	73	83
Allocation to participating unvested restricted stockholders	(2)	(2)	(2)	(2)

Available to common stockholders	$71	$81	$71	$81

Earnings per diluted share	$1.35	$1.55	$1.35	$1.55

Shares used in computing earnings per diluted share	52.5	52.5	52.5	52.5

(a)	The Company’s earnings guidance excludes the effect of (1) any costs associated with the closing of a regional office and a LTAC hospital, (2) any transaction-related charges, (3) any other reimbursement changes, (4) any acquisitions or divestitures, (5) any impairment charges, or (6) any repurchases of common stock.

- END -